Exhibit 99.1

PRESS RELEASE
_________________________________________________________________________________

richard leland
VP, FINANCE AND TREASURER
rleland@masonite.com
813.739.1808

farand pawlak, CPA
DIRECTOR, INVESTOR RELATIONS
fpawlak@masonite.com
813.371.5839

Masonite Announces Pricing of Previously Announced Senior Notes Offering

(Tampa, FL, July 9, 2021) - Masonite International Corporation (NYSE: DOOR) (the “Company”) announced today that it priced an offering of $375 million aggregate principal amount of its 3.50% senior unsecured notes due 2030 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), which represents an increase of $75 million from the aggregate principal amount of notes set forth in the Preliminary Offering Memorandum. Subject to customary closing conditions, this offering is expected to close on July 26, 2021.
The Company intends to use the net proceeds from the sale of the notes to redeem all $300 million aggregate principal amount of its existing 5.75% Senior Notes due 2026 (the “2026 Notes”) at a redemption price equal to 100% of the principal amount thereof including a “make-whole” premium, plus accrued and unpaid interest thereon to, but not including, the redemption date, and to pay related fees and expenses, with any remainder to be used for general corporate purposes. The obligation of the Company to redeem the 2026 Notes will be conditioned upon the consummation of this offering of notes.
The notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S of the Securities Act. The notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
masonite.com

About Masonite
Masonite International Corporation is a leading global designer, manufacturer, marketer and distributor of interior and exterior doors for the new construction and repair, renovation and remodeling sectors of the residential and non-residential building construction markets. Since 1925, Masonite has provided its customers with innovative products and superior service at compelling values. Masonite currently serves approximately 7,600 customers in 60 countries. Additional information about Masonite can be found at www.masonite.com.
Forward-Looking Statements
This press release contains forward-looking information and other forward-looking statements within the meaning of applicable Canadian and/or U.S. securities laws, including information related to this offering of the notes. When used in this press release, such forward-looking statements may be identified by the use of such words as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “believes,” “outlook,” “predict,” “forecast,” “objective,” “remain,” “anticipate,” “estimate,” “potential,” “continue,” “plan,” “project,” “targeting,” or the negative of these terms or other similar terminology.
Forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Masonite, or industry results, to be materially different from any future plans, goals, targets, objectives, results, performance or achievements expressed or implied by such forward-looking statements. As a result, such forward-looking statements should not be read as guarantees of future performance or results, should not be unduly relied upon, and will not necessarily be accurate indications of whether or not such results will be achieved. Factors that could cause actual results to differ materially from the results discussed in the forward-looking statements include, but are not limited to, downward trends in our end markets and in economic conditions; reduced levels of residential new construction; residential repair, renovation and remodeling; and non-residential building construction activity due to increases in mortgage rates, changes in mortgage interest deductions and related tax changes and reduced availability of financing; competition; the continued success of, and our ability to maintain relationships with, certain key customers in light of customer concentration and consolidation; our ability to accurately anticipate demand for our products including seasonality; scale and scope of the coronavirus (“COVID-19”) pandemic and its impact on our operations, customer demand and supply chain; increases in prices of raw materials and fuel; tariffs and evolving trade policy and friction between the United States and other countries, including China, and the impact of anti-dumping and countervailing duties; increases in labor costs, the availability of labor, or labor relations (i.e., disruptions, strikes or work stoppages); our ability to manage our operations including potential disruptions, manufacturing realignments (including related restructuring charges), and customer credit risk; product liability claims and product recalls; our ability to generate sufficient cash flows to fund our capital expenditure requirements, to meet our pension obligations, and to meet our debt service obligations, including our obligations under our outstanding 5.375% Senior Notes due 2028 (the “2028 Notes” or the “Existing Notes”), the notes offered hereby and our asset-based revolving credit facility (“ABL Facility”); limitations on operating our business as a result of covenant restrictions under our existing and future indebtedness, including the Existing Notes, the notes offered hereby and our ABL Facility; fluctuating foreign exchange and interest rates; our ability to replace our expiring patents and to innovate, keep pace with technological developments and successfully integrate acquisitions; the continuous operation of our information technology and enterprise resource planning systems and management of potential cyber security threats and attacks; political, economic and other risks that arise from operating a multinational business; uncertainty relating to the United Kingdom's exit from the European Union; exchange and interest rates; retention of key management personnel; environmental and other government regulations, including the United States Foreign Corrupt Practices Act (“FCPA”), and any changes in such regulations; and our ability to repurchase the Existing Notes or the notes offered hereby upon a change of control.